As filed with the Securities and Exchange Commission on May 9, 2023

Registration No. 333-270366

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sonendo, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	20-5041718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26061 Merit Circle, Suite 102

Laguna Hills, CA 92653

(949) 766-3636

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bjarne Bergheim

President and Chief Executive Officer

26061 Merit Circle, Suite 102

Laguna Hills, CA 92653

(949) 766-3636

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael Sanders

Danielle Carbone

Wendy Grasso

Reed Smith LLP

1901 Avenue of Stars, Suite 700

Los Angeles, CA 90067-6078

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the selling securityholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Sonendo, Inc. is filing this Pre-Effective Amendment No. 1 (“Amendment No. 1”) to its Registration Statement on Form S-3 (333-270366), originally filed on March 8, 2023 (the “Registration Statement”), as an exhibit-only filing solely to file an updated auditor consent as Exhibit 23.1. This Amendment No. 1 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the exhibit being filed with this Amendment No. 1. Part I of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses (except in the case of the SEC registration fee and the FINRA filing fee), to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

SEC registration fee		$11,020
FINRA filing fee		*
Legal fees and expenses		*
Accounting fees and expenses	$	*
Transfer agent and registrar fees	$	*
Printing expenses		*
Miscellaneous expenses		*
Total		$11,020

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

As permitted by Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation contains a provision to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our executive officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we are required to advance expenses to our executive officers and directors as incurred in connection with proceedings against them for which they may be indemnified, subject to the indemnitee signing an undertaking to repay all amounts so advanced if it shall ultimately be determined by final judicial decision that such indemnitee is not entitled to be indemnified for such expenses.

Section 145(a) of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that their conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which the Court of Chancery of the State of Delaware or such other court shall deem proper.

We have entered into indemnification agreements with our executive officers, directors, and controller.

We maintain director and officer liability insurance for the benefit of our directors, executive officers, and controller.

Item 16. Exhibits.

A list of exhibits filed with this registration statement is set forth on the Exhibit Index below.

Exhibit Number	Exhibit Description	Schedule / Form	File Number	Exhibit	File Date

4.1	Amended and Restated Certificate of Incorporation	8-K	001-40988	3.1	11/2/2021

4.2	Amended and Restated Bylaws	8-K	001-40988	3.2	11/2/2021

4.3	Form of Certificate of Common Stock	S-1/A	333-260136	4.1	10/25/2021

4.4	Description of Common Stock	10-K	001-40988	4.11	3/23/2022

4.5*	Form of Certificate of Designation, Preferences and Rights for Preferred Stock (including form of preferred stock certificate)

4.6	Form of Indenture for Senior Debt Securities	S-3	333-270366	4.6	3/8/2023

4.7	Form of Indenture for Subordinated Debt Securities	S-3	333-270366	4.7	3/8/2023

4.8*	Form of Global Note for Senior Debt Securities

4.9*	Form of Global Note for Subordinated Debt Securities

4.10*	Form of Warrant Agreement and Warrant Certificate

4.11*	Form of Rights Agreement

4.12*	Form of Unit Agreement and Unit Certificate

5.1	Opinion of Reed Smith LLP	S-3	333-270366	5.1	3/8/2023

23.1	Consent of Independent Registered Public Accounting Firm				Filed Herewith

23.2	Consent of Reed Smith LLP (included in the opinion filed as Exhibit 5.1)	S-3	333-270366	23.2	3/8/2023

24.1	Power of Attorney	S-3	333-270366	24.1	3/8/2023

25.1**	Form T-1 Statement of Eligibility and Qualification of Trustee under the Senior Indenture under the Trust Indenture Act of 1939, as amended

25.2**	Form T-1 Statement of Eligibility and Qualification of Trustee under the Subordinated Indenture under the Trust Indenture Act of 1939, as amended

107	Filing Fee Table	S-3	333-270366	107	3/8/2023

*	To be filed, if necessary, either by amendment to this registration statement or as an exhibit to a document to be incorporated by reference in this registration statement.
**	To be filed, if necessary, separately under the electronic form type 305B2 pursuant to Section 305(B)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included by post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, or the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on this 9th day of May, 2023.

SONENDO, INC.

By:	/s/ Bjarne Bergheim
Bjarne Bergheim
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bjarne Bergheim Bjarne Bergheim	President, Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2023

/s/ Michael P. Watts Michael P. Watts	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	May 9, 2023

* Carolyn Beaver	Director	May 9, 2023

* Olav Bergheim	Director	May 9, 2023

* Anthony P. Bihl III	Director	May 9, 2023

* Karen McGinnis	Director	May 9, 2023

* Raj Pudipeddi	Director	May 9, 2023

* Sadie Stern	Director	May 9, 2023

*By:	/s/ Bjarne Bergheim
Attorney-in-fact
Bjarne Bergheim